CONSENT of SEWARD & KISSEL LLP


     Seward & Kissel LLP hereby consents to the reference to its name and the discussions of advice provided by it the Registration Statement on Form F-1 under the heading "Legal Matters", without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.


      September 27, 2004



     Seward & Kissel LLP, New York, NY

     /s/ Seward & Kissel LLP







23153.0001 #513237